Exhibit 20

Subsidiary Guarantees of Debt

The company’s Senior Notes, Senior Subordinated Notes and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The following is condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of April 3, 2005, and December 31, 2004 (in millions of dollars). The presentation of certain prior-year amounts has been changed in order to conform to the current-year presentation. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	CONSOLIDATED BALANCE SHEET

	April 3, 2005

	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

ASSETS
Current assets
Cash and cash equivalents	$ 11.1	$ 1.0	$ 74.7	$ –	$ 86.8
Receivables, net	0.4	105.2	335.4	–	441.0
Inventories, net	–	482.5	232.0	–	714.5
Prepaid common stock repurchase	108.5	–	–	–	108.5
Deferred taxes, prepaids and other current assets	313.7	180.6	16.8	(426.0)	85.1

Total current assets	433.7	769.3	658.9	(426.0)	1,435.9

Property, plant and equipment, at cost	40.3	1,965.7	1,009.9	–	3,015.9
Accumulated depreciation	(14.9)	(1,167.9)	(298.3)	–	(1,481.1)

	25.4	797.8	711.6	–	1,534.8

Investments in subsidiaries	2,019.5	679.6	9.8	(2,708.9)	–
Investments in affiliates	2.9	15.7	46.8	–	65.4
Goodwill	–	340.3	1,021.5	–	1,361.8
Intangibles and other assets, net	87.6	56.3	76.5	–	220.4

Total Assets	$ 2,569.1	$ 2,659.0	$ 2,525.1	$ (3,134.9)	$ 4,618.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$ 7.8	$ 3.3	$ 133.9	$ –	$ 145.0
Accounts payable	61.1	242.3	206.5	–	509.9
Accrued employee costs	21.4	86.5	25.6	–	133.5
Income taxes payable	–	467.8	69.3	(425.9)	111.2
Other current liabilities	42.4	27.0	50.3	–	119.7

Total current liabilities	132.7	826.9	485.6	(425.9)	1,019.3

Long-term debt	1,177.4	20.9	432.7	–	1,631.0
Intercompany borrowings	24.3	461.3	213.3	(698.9)	–
Employee benefit obligations	137.6	185.6	417.6	–	740.8
Deferred taxes and other liabilities	(23.7)	20.0	103.5	–	99.8

Total liabilities	1,448.3	1,514.7	1,652.7	(1,124.8)	3,490.9

Contingencies
Minority interests	–	–	6.6	–	6.6

Shareholders’ equity:
Convertible preferred stock	–	–	179.6	(179.6)	–

Preferred shareholders’ equity	–	–	179.6	(179.6)	–

Common stock	621.2	726.0	681.1	(1,407.1)	621.2
Retained earnings (deficit)	1,055.0	561.3	(109.0)	(452.3)	1,055.0
Accumulated other comprehensive earnings (loss)	6.8	(143.0)	114.1	28.9	6.8
Treasury stock, at cost	(562.2)	–	–	–	(562.2)

Common shareholders’ equity	1,120.8	1,144.3	686.2	(1,830.5)	1,120.8

Total shareholders’ equity	1,120.8	1,144.3	865.8	(2,010.1)	1,120.8

Total Liabilities and Shareholders’ Equity	$ 2,569.1	$ 2,659.0	$ 2,525.1	$ (3,134.9)	$ 4,618.3

	CONSOLIDATED BALANCE SHEET

	December 31, 2004

	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

ASSETS
Current assets
Cash and cash equivalents	$ 113.8	$ 0.6	$ 84.3	$ –	$ 198.7
Receivables, net	0.5	87.0	259.3	–	346.8
Inventories, net	–	402.8	226.7	–	629.5
Deferred taxes and prepaid expenses	323.2	167.6	17.8	(438.0)	70.6

Total current assets	437.5	658.0	588.1	(438.0)	1,245.6

Property, plant and equipment, at cost	39.3	1,932.4	1,002.8	–	2,974.5
Accumulated depreciation	(14.2)	(1,140.2)	(287.7)	-	(1,442.1)

	25.1	792.2	715.1	–	1,532.4

Investment in subsidiaries	1,995.9	680.1	9.8	(2,685.8)	–
Investment in affiliates	2.8	32.9	47.4	–	83.1
Goodwill	–	338.1	1,071.9	-	1,410.0
Intangibles and other assets, net	74.6	53.8	78.2	-	206.6

	$ 2,535.9	$ 2,555.1	$ 2,510.5	$ (3,123.8)	$ 4,477.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$ 9.8	$ 3.3	$ 109.9	$ –	$ 123.0
Accounts payable	55.2	218.5	179.3	–	453.0
Accrued employee costs	15.6	168.7	37.9	–	222.2
Income taxes payable	–	450.9	67.7	(438.2)	80.4
Other current liabilities	31.9	30.3	55.5	–	117.7

Total current liabilities	112.5	871.7	450.3	(438.2)	996.3

Long-term debt	1,045.2	22.7	469.8	–	1,537.7
Intercompany borrowings	165.8	382.6	150.5	(698.9)	–
Employee benefit obligations	144.1	150.8	439.4	–	734.3
Deferred taxes and other liabilities	(18.3)	21.1	113.6	–	116.4

Total liabilities	1,449.3	1,448.9	1,623.6	(1,137.1)	3,384.7

Contingencies
Minority interests	–	–	6.4	–	6.4

Shareholders’ equity
Convertible preferred stock	–	–	179.6	(179.6)	–

Preferred shareholders’ equity	–	–	179.6	(179.6)	–

Common stock	610.8	726.0	681.1	(1,407.1)	610.8
Retained earnings	1,007.5	524.2	(124.2)	(400.0)	1,007.5
Accumulated other comprehensive earnings (loss)	33.2	(144.0)	144.0	–	33.2
Treasury stock, at cost	(564.9)	–	–	–	(564.9)

Common shareholders’ equity	1,086.6	1,106.2	700.9	(1,807.1)	1,086.6

Total shareholders’ equity	1,086.6	1,106.2	880.5	(1,986.7)	1,086.6

	$ 2,535.9	$ 2,555.1	$ 2,510.5	$ (3,123.8)	$ 4,477.7

	For the Three Months Ended April 3, 2005

	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$ –	$ 1,026.0	$ 352.6	$ (54.5)	$ 1,324.1
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	873.6	277.7	(54.5)	1,096.8
Depreciation and amortization	0.7	32.5	20.2	–	53.4
Selling, general and administrative	4.0	39.3	19.7	–	63.0
Interest expense	6.0	10.3	9.5	–	25.8
Equity in results of subsidiaries	(55.6)	–	–	55.6	–
Corporate allocations	(16.2)	14.5	1.7	–	–

	(61.1)	970.2	328.8	1.1	1,239.0

Earnings (loss) before taxes	61.1	55.8	23.8	(55.6)	85.1
Tax provision	(2.5)	(20.3)	(7.0)	–	(29.8)
Minority interests	–	–	(0.2)	–	(0.2)
Equity in results of affiliates	–	0.3	3.2	–	3.5

Net earnings (loss)	$ 58.6	$ 35.8	$ 19.8	$ (55.6)	$ 58.6

	CONSOLIDATED STATEMENT OF EARNINGS

	For the Three Months Ended April 4, 2004

	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Net sales	$ –	$ 947.7	$ 338.6	$ (54.8)	$ 1,231.5
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	805.9	261.4	(54.8)	1,012.5
Depreciation and amortization	0.5	33.2	20.1	–	53.8
Selling, general and administrative	10.2	34.4	26.5	–	71.1
Interest expense	3.4	13.2	11.7	–	28.3
Equity in results of subsidiaries	(46.3)	–	–	46.3	–
Corporate allocations	(15.7)	14.0	1.7	–	–

	(47.9)	900.7	321.4	(8.5)	1,165.7

Earnings (loss) before taxes	47.9	47.0	17.2	(46.3)	65.8
Tax provision	(1.1)	(16.9)	(3.5)	–	(21.5)
Minority interests	–	–	(0.3)	–	(0.3)
Equity in results of affiliates	–	0.7	2.1	–	2.8

Net earnings (loss)	$ 46.8	$ 30.8	$ 15.5	$ (46.3)	$ 46.8

	CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Three Months Ended April 3, 2005

	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$ 58.6	$ 35.8	$ 19.8	$ (55.6)	$ 58.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	0.7	32.5	20.2	–	53.4
Deferred taxes	(0.1)	(5.5)	(6.2)	–	(11.8)
Equity in results of subsidiaries	(55.6)	–	–	55.6	–
Other, net	3.0	(2.6)	(4.5)	–	(4.1)
Prepaid common stock repurchase	(108.5)	–	–	–	(108.5)
Changes in other working capital components	13.7	(97.0)	(65.3)	–	(148.6)

Net cash used in operating activities	(88.2)	(36.8)	(36.0)	–	(161.0)

Cash flows from investing activities
Additions to property, plant and equipment	(1.0)	(39.3)	(40.3)	–	(80.6)
Investments in and advances to affiliates, net of dividends	(133.2)	78.1	55.1	–	–
Other, net	(10.1)	0.3	1.9	–	(7.9)

Net cash provided by (used in) investing activities	(144.3)	39.1	16.7	–	(88.5)

Cash flows from financing activities
Long-term borrowings	135.0	–	–	–	135.0
Repayments of long-term borrowings	(8.8)	(1.9)	(16.0)	–	(26.7)
Change in short-term borrowings	6.0	–	28.0	–	34.0
Proceeds from issuance of common stock	10.8	–	–	–	10.8
Acquisitions of treasury stock	(2.1)	–	–	–	(2.1)
Common dividends	(11.1)	–	–	–	(11.1)

Net cash provided by (used in) financing activities	129.8	(1.9)	12.0	–	139.9

Effect of exchange rate changes on cash	–	–	(2.3)	–	(2.3)

Net change in cash and cash equivalents	(102.7)	0.4	(9.6)	–	(111.9)
Cash and cash equivalents – Beginning of period	113.8	0.6	84.3	–	198.7

Cash and cash equivalents – End of period	$ 11.1	$ 1.0	$ 74.7	$ –	$ 86.8

	CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Three Months Ended April 4, 2004

	Ball	Guarantor	Non-Guarantor	Eliminating	Consolidated
	Corporation	Subsidiaries	Subsidiaries	Adjustments	Total

Cash flows from operating activities
Net earnings (loss)	$ 46.8	$ 30.8	$ 15.5	$ (46.3)	$ 46.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	0.5	33.2	20.1	–	53.8
Deferred taxes	6.1	0.6	1.6	–	8.3
Equity in results of subsidiaries	(46.3)	–	–	46.3	–
Other	8.0	0.8	3.0	–	11.8
Changes in working capital components, excluding effects of acquisitions	(52.9)	6.1	(143.3)	–	(190.1)

Net cash provided by (used in) operating activities	(37.8)	71.5	(103.1)	–	(69.4)

Cash flows from investing activities
Additions to property, plant and equipment	(1.0)	(20.1)	(13.8)	–	(34.9)
Business acquisition, net of cash acquired	–	(17.0)	–	–	(17.0)
Investments in and advances to affiliates, net of dividends	(85.3)	(35.2)	120.5	–	–
Other	(8.7)	3.1	(0.2)	–	(5.8)

Net cash provided by (used in) investing activities	(95.0)	(69.2)	106.5	–	(57.7)

Cash flows from financing activities
Long-term borrowings	108.4	–	–	–	108.4
Repayments of long-term borrowings	–	(0.8)	(54.4)	–	(55.2)
Change in short-term borrowings	50.0	–	52.1	–	102.1
Proceeds from issuance of common stock	7.7	–	–	–	7.7
Acquisitions of treasury stock	(22.3)	–	–	–	(22.3)
Common dividends	(8.4)	–	–	–	(8.4)
Other	–	–	(0.4)	–	(0.4)

Net cash provided by (used in) financing activities	135.4	(0.8)	(2.7)	–	131.9

Effect of exchange rate changes on cash	–	–	(0.1)	–	(0.1)

Net change in cash and cash equivalents	2.6	1.5	0.6	–	4.7
Cash and cash equivalents – Beginning of period	8.8	0.9	26.8	–	36.5

Cash and cash equivalents – End of period	$ 11.4	$ 2.4	$ 27.4	$ –	$ 41.2